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                                                                     EXHIBIT 4.6

                           COLOR SPOT NURSERIES, INC.


                         REGISTRATION RIGHTS AGREEMENT



                               November 20, 2001


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                                TABLE OF CONTENTS

                                                                                                               PAGE
1.               REGISTRATION RIGHTS..............................................................................1
         1.1     DEFINITIONS......................................................................................1
         1.2     SHELF REGISTRATION...............................................................................2
         1.3     REQUEST FOR REGISTRATION.........................................................................3
         1.4     COMPANY REGISTRATION.............................................................................5
         1.5     [RESERVED].......................................................................................6
         1.6     OBLIGATIONS OF THE COMPANY.......................................................................6
         1.7     INFORMATION FROM HOLDER..........................................................................7
         1.8     EXPENSES OF REGISTRATION.........................................................................7
         1.9     INDEMNIFICATION..................................................................................7
         1.10    REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934....................................................9
         1.11    ASSIGNMENT OF REGISTRATION RIGHTS...............................................................10
         1.12    LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS...................................................10

2.               MISCELLANEOUS...................................................................................10
         2.1     SUCCESSORS AND ASSIGNS..........................................................................10
         2.2     GOVERNING LAW...................................................................................10
         2.3     COUNTERPARTS....................................................................................11
         2.4     TITLES AND SUBTITLES............................................................................11
         2.5     NOTICES.........................................................................................11
         2.6     EXPENSES........................................................................................11
         2.7     ENTIRE AGREEMENT: AMENDMENTS AND WAIVERS........................................................11
         2.8     SEVERABILITY....................................................................................11
         2.9     AGGREGATION OF STOCK............................................................................11
         2.10    REMEDIES........................................................................................11
         2.11    INTENDED BENEFICIARIES..........................................................................11

                                       i


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                          REGISTRATION RIGHTS AGREEMENT

                  REGISTRATION RIGHTS AGREEMENT (the "AGREEMENT") is made as of November ___, 2001, by and among Color Spot Nurseries, Inc., a Delaware Corporation (the "COMPANY"), and the Holders (as defined below).

                                    RECITALS

                  This Agreement is made in connection with the exchange of the Company's 10 1/2% Senior Subordinated Notes due 2007 for the Company's 13% Senior Subordinated Notes due 2005 and Series B Preferred Stock issued by the Company.

                  The Company has agreed to register for sale, by the Holders, the 13% Senior Subordinated Notes due 2005 and the shares of Series B Preferred Stock to be received by the Holders from the Company.

                  NOW THEREFORE, in consideration of the foregoing, the parties hereby agree as follows:

1. REGISTRATION RIGHTS.  The Company covenants and agrees as follows:

         1.1 DEFINITIONS.  For purposes of this Agreement:

                  "1934 Act" means the Securities Exchange Act of 1934, as amended.

                  "Act" means the Securities Act of 1933, as amended.

                  "Company" has the meaning assigned to it in the forepart of this Agreement.

                  "Effectiveness Period" has the meaning assigned to it in
SECTION 1.2(a).

                  "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                  "Holders" means the parties to this Agreement that are listed on SCHEDULE A hereto and the successors and permitted assigns of the foregoing. A "Holder" is any one of the foregoing.

                  "Indemnified Person" has the meaning assigned to it in SECTION 1.9(a).

                  "Initial Shelf Registration" has the meaning assigned to it in
SECTION 1.2(a).

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                  "Initiating Holders" has the meaning assigned to it in SECTION
1.3(a).

                  "Prospectus" means the prospectus included in any Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

                  "Qualification Date" has the meaning assigned to it in
SECTION 1.2(a).

                  "Registrable Securities" means 13% Senior Subordinated Notes due 2005 and the Series B Preferred Stock at any time owned, beneficially or of record, by a Holder until (i) a Registration Statement covering such securities has been declared effective by the SEC and such securities have been disposed of in accordance with such effective Registration Statement, (ii) such securities are sold in compliance with Rule 144 or (iii) such shares cease to be outstanding.

                  "Registration Statement" means any registration statement of the Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

                  "Rule 144" means Rule 144 under the Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Act.

                  "Rule 415" Rule 415 under the Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

                  "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

                  "SEC" means the Securities and Exchange Commission.

                  "Subsequent Shelf Registration" has the meaning assigned to it in SECTION 1.2(b).

                  "Violation" has the meaning assigned to it in SECTION 1.9(a).

         1.2      SHELF REGISTRATION.

                  (a) INITIAL SHELF REGISTRATION. At such time as the Company is permitted pursuant to the rules and regulations of the SEC to register the sale or distribution of its

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securities on Form S-3, the Company shall carefully prepare and file with the
SEC, as soon as practicable, but in no event later than 30 days following the date that the Company becomes eligible to use such form (the "QUALIFICATION DATE"), a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Securities then outstanding (the "INITIAL SHELF REGISTRATION"). The Company shall not permit any securities other than the Registrable Securities to be included in the Initial Shelf Registration or any Subsequent Shelf Registration. No Holder may include any of its Registrable Securities in any Shelf Registration pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 15 business days after receipt of a request therefor, such information as the Company may reasonably request for use in connection with any Shelf Registration or Prospectus or preliminary prospectus included therein. Each Holder as to which any Shelf Registration is being effected agrees to furnish promptly to the Company all information to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading. The Company shall use its commercially reasonable best efforts to cause the Initial Shelf Registration to be declared effective under the Act as soon as practical after the Qualification Date and to keep the Initial Shelf Registration continuously effective under the Act until the fifth anniversary of the Qualification Date (the "EFFECTIVENESS PERIOD"), or such shorter period ending when (i) all Registrable Securities covered by the Initial Shelf Registration have been sold in the manner set forth and as contemplated in the Initial Shelf Registration or (ii) a Subsequent Shelf Registration covering all of the Registrable Securities has been declared effective under the Act.

                  (b) SUBSEQUENT SHELF REGISTRATIONS. If the Initial Shelf Registration or any Subsequent Shelf Registration ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all of the securities registered thereunder), the Company shall use its best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 30 days of such cessation of effectiveness amend the Shelf Registration in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional Registration Statement pursuant to Rule 415 covering all of the Registrable Securities required to have been included in the Initial Shelf Registration (a "SUBSEQUENT SHELF REGISTRATION"). If a Subsequent Shelf Registration is filed, the Company shall use its commercially reasonable best efforts to cause the Subsequent Shelf Registration to be declared effective as soon as practicable after such filing and to keep such Registration Statement continuously effective for a period equal to the number of days in the Effectiveness Period less the aggregate number of days during which the Initial Shelf Registration or any Subsequent Shelf Registration was previously continuously effective. As used herein the term, "Shelf Registration" means the Initial Shelf Registration and any Subsequent Shelf Registration.

                  (c) SUPPLEMENTS AND AMENDMENTS. The Company shall promptly supplement and amend the Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration, if required by the Act, or if requested by the holders of a majority in aggregate principal amount of the Registrable Securities covered by such Registration Statement or by any underwriter of such Registrable Securities.

         1.3      REQUEST FOR REGISTRATION.

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                  (a) Subject to the conditions of this SECTION 1.3, if the
Company has not caused the Initial Shelf Registration to be declared effective on or prior to the first anniversary of this Agreement or a Shelf Registration ceases to be effective for a period of fifteen (15) business days or more for any reason at any time during the Effectiveness Period, the Holders shall be entitled to request that the Company file a Registration Statement under the Act covering the registration of the Registrable Securities then outstanding. Holders of Registrable Securities representing at least 50% of the aggregate principal amount and liquidation preference of the Registrable Securities (the "INITIATING HOLDERS") may request that the Company file a Registration Statement under the Act covering the registration of Registrable Securities by delivering written notice to the Company, and the Company shall then, within ten (10) days of the receipt thereof, give written notice of such request to all Holders, and, subject to the limitations of this SECTION 1.3, use its commercially reasonable best efforts to effect as soon as possible the registration under the Act of all Registrable Securities that the Holders request to be registered in a written request received by the Company within twenty (20) days of the mailing of the Company's notice pursuant to this SECTION 1.3(a). No securities other than Registrable Securities shall be included, in any such registration.

                  (b) To the extent that any such registration relates to an underwritten offering of Registrable Securities the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company (which underwriter or underwriters shall be reasonably acceptable to a majority in interest of the Initiating Holders). Notwithstanding any other provision of this SECTION 1.3, if the underwriter advises the Company that marketing factors require a limitation of the number of securities underwritten (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated to the Holders of the Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders who have elected to participate (including the Initiating Holders); PROVIDED, that if any Holder who has elected to participate in the offering does not request inclusion of the maximum number of shares of Registrable Securities allocated to such Holder pursuant to the above-described procedure, the remaining portion of such Holder's allocation shall be reallocated among those participating Holders whose pro rata allocations have not satisfied their requests to participate in the offering, with such re-allocation based on the number of shares of Registrable Securities that are held by such Holders, and this procedure shall be repeated until all of the shares of Registrable Securities that may be included in the registration on behalf of the Holders have been so allocated. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

                  (c) The Company shall not be required to effect a registration pursuant to this SECTION 1.3:

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                           (i) after the Company has effected three (3)
         registrations pursuant to this SECTION 1.3, and such registrations have been declared or ordered effective, shall remain effective for at least the period of time provided in SECTION 1.6(a) hereof, and no stop order shall have been issued with respect thereto; or

                           (ii) during the period starting with the date thirty
         (30) days prior to the Company's good faith estimate of the date of the filing of, and ending on a date ninety (90) days (or, in the case of an underwritten offering, one hundred eighty (180) days) following the effective date of, a Company-initiated registration subject to SECTION
         1.4 below, PROVIDED that the Company is actively employing in good faith all commercially reasonable best efforts to cause such registration statement to become effective; or

         1.4      COMPANY REGISTRATION.

                  (a) If (but without any obligation to do so) at any time the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its capital stock or other securities under the Act in connection with the public offering of such securities (excluding a registration relating solely to the sale of securities to participants in a Company compensatory stock plan, a registration relating to a corporate reorganization or other transaction under Rule 145 of the Act), the Company shall, at such time, give each Holder written notice of such registration at least 30 days prior to filing any registration under the Act. Upon the written request of each Holder given within ten (10) days of such notice by the Company in accordance with SECTION 2.5, the Company shall, subject to the provisions of SECTION 1.4(c), use all commercially reasonable best efforts to cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

                  (b) RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any registration initiated by it under this
SECTION 1.4 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with
SECTION 1.8 hereof.

                  (c) UNDERWRITING REQUIREMENTS. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under this SECTION 1.4 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters) and enter into an underwriting agreement in customary form with an underwriter or underwriters selected by the Company, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling Holders

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according to the total amount of securities entitled to be included therein owned by each selling Holder or in such other proportions as shall mutually be agreed by such selling Holders), but in no event shall the number of Registrable Securities proposed to be included in such offering be reduced unless the number of the Company's securities to be included in such offering by all other holders shall have been reduced to zero.

         1.5  [RESERVED]

         1.6  OBLIGATIONS OF THE COMPANY. Whenever required under this
SECTION 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                  (a) with respect to any registration under SECTION 1.3 or 1.4, prepare and file with the SEC a Registration Statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the Registration Statement has been completed;

                  (b) with respect to any registration under SECTION 1.3 or 1.4, prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

                  (c) furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

                  (d) use all reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

                  (e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

                  (f) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, at the request of the majority of such Holders, the Company shall as promptly as possible prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities,

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such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                  (g) cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the Nasdaq Stock Market if eligible for listing thereon;

                  (h) make available all financial and other records, pertinent corporate documents and properties of the Company for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement, in each case subject to the requirement that recipients execute appropriate confidentiality agreements; and

                  (i) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

         1.7 INFORMATION FROM HOLDER. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this SECTION 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

         1.8 EXPENSES OF REGISTRATION. All expenses (other than underwriting discounts and commissions) incurred in connection with registrations, filings or qualifications pursuant to SECTIONS 1.2, 1.3 and 1.4, including, without limitation, all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders, shall be borne by the Company.

         1.9 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this SECTION 1:

                  (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners or officers, directors and stockholders of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act (each an "INDEMNIFIED PERSON"), against any losses, claims, damages or liabilities (joint or several) or expenses to which they may become subject under the Act, the 1934 Act or any state securities laws, or other federal or state law insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) or expenses arise out of or are based upon any of the following statements, omissions or violations (each, a "VIOLATION"): (i) any untrue

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statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any federal or state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any federal or state securities laws or other federal or state laws; and the Company will reimburse each Indemnified Person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this SECTION 1.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any Indemnified Person; PROVIDED FURTHER, HOWEVER, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Person, from whom the person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Holder or underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the shares to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

                  (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) or expenses to which any of the foregoing persons may become subject, under the Act, the 1934 Act or any federal or state securities laws or any other federal or state laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) or expenses arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any person intended to be indemnified pursuant to this SECTION 1.9(b), for any legal or other expenses reasonably incurred by such person, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this SECTION
1.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld or delayed), and provided that in no event shall any indemnity under this SECTION 1.9(b) exceed the net proceeds from the offering received by such Holder in the registered offering out of which such Violation arises.

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                  (c) Promptly after receipt by an indemnified party under this
SECTION 1.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this SECTION 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of notice of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this
SECTION 1.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this SECTION 1.9.

                  (d) If the indemnification provided for in this SECTION 1.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations, provided, however, that in no event shall any contribution under this SECTION 1.9(d) by any Holder exceed the net proceeds from the offering received by such Holder in the registered offering out of which such Violation arises. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                  (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                  (f) The obligations of the Company and Holders under this
SECTION 1.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this SECTION 1, and otherwise.

         1.10 REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or

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regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

                  (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the effective date of the Initial Offering;

                  (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

                  (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

         1.11 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this SECTION 1 may be assigned (but only with all related obligations) by a Holder to any transferee or assignee of Registrable Securities, provided that such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of SECTION 1.12 below.

         1.12 LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. The Company represents and warrants that it is not a party to or otherwise subject to any agreement granting registration rights to any other person with respect to securities of the Company that conflicts with the provisions of this Agreement. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that provides such holder or prospective holder with registration rights pari passu or senior in priority to the registration rights provided to the Holders pursuant to this SECTION 1.

2.       MISCELLANEOUS.

         2.1 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

         2.2 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York.

         2.3 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         2.4 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         2.5 NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon delivery by confirmed facsimile transmission, nationally recognized overnight courier service, or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

         2.6 EXPENSES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

         2.7 ENTIRE AGREEMENT: AMENDMENTS AND WAIVERS. This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities, provided, however, that no amendment or waiver may have a disproportionately adverse effect on any Holder of Registrable Securities in relation to the other Holders of Registrable Securities without consent of such disproportionately affected Holder. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of any Registrable Securities, each future Holder of all such Registrable Securities and the Company.

         2.8 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

         2.9 AGGREGATION OF STOCK. All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

         2.10 REMEDIES. All remedies under this Agreement or otherwise afforded to any party shall be cumulative and not alternative. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

         2.11 INTENDED BENEFICIARIES. This Agreement is expressly intended to benefit all Holders, whether or not they are parties hereto.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       COLOR SPOT NURSERIES, INC.


                                       By:
                                            ---------------------------
                                              Name:
                                              Title:

                                              Address:

                                       ARES LEVERAGED INVESTMENT FUND, L.P.



                                       By:
                                            ---------------------------
                                             Name:
                                             Title:

                                       SUNAMERICA INC.




                                       By:
                                            ---------------------------
                                             Name:
                                             Title:

                                       TCW SHARED OPPORTUNITY FUND II, L.P.
                                       By:  TCW Investment Management Company
                                       Its Investment Manager

                                       By:
                                            ---------------------------
                                              Name:
                                              Title:


                                       By:
                                            ---------------------------
                                              Name:
                                              Title:




                                       TCW LEVERAGED INCOME TRUST, L.P.
                                       By:  TCW Advisers (Bermuda), Ltd.
                                       as its General Partner



                                       By:
                                            ---------------------------
                                              Name:
                                              Title:

                                       By:  TCW Investment Management Company
                                       as Investment Adviser

                                       By:
                                            ---------------------------
                                              Name:
                                              Title:

                                       TCW/CRESCENT MEZZANINE PARTNERS, L.P.,
                                       TCW/CRESCENT MEZZANINE TRUST AND
                                       TCW/CRESCENT MEZZANINE INVESTMENT
                                       PARTNERS, L.P.
                                       By:  TCW/Crescent Mezzanine, L.L.C.
                                       Its Investment Manager



                                       By:
                                            ---------------------------
                                              Title:
                                              Name:

                                       BROWN UNIVERSITY



                                       By:
                                            ---------------------------
                                              Name:
                                              Title:

                                       PRUDENTIAL HIGH YIELD FUND, INC.


                                       By: Prudential Investment Management,
                                           Inc., as investment advisor

                                       By:
                                            ---------------------------
                                              Name:
                                              Title:

                                       BILL & MELINDA GATES FOUNDATION



                                       By:
                                            ---------------------------
                                              Name:
                                              Title:

                                       ARROW INVESTMENT PARTNERS



                                       By:
                                            ---------------------------
                                               Name:
                                               Title:

                                       BANK OF AMERICA SECURITIES LLC



                                       By:
                                            ---------------------------
                                              Name:
                                              Title:

                                       CHILMARK FUND II, L.P.



                                       By:
                                            ---------------------------
                                              Name:
                                              Title:

                                       WREN & CO.



                                       By:
                                            ---------------------------
                                              Name:
                                              Title:

                                                                      SCHEDULE A

                               SCHEDULE OF HOLDERS